EXECUTION COPY

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this 31st day of January, 2003 by and between Paragon Dynamics, Inc., a Delaware corporation
("Company"), and Roger D. Stapleton ("Executive").

                                Background

          WHEREAS, simultaneously with the execution of this Agreement, pursuant to an Agreement and Plan of Merger, dated as of January 31, 2003 (the "Merger Agreement"), by and among the Company, Zanett, Inc. ("Zanett"), a Delaware corporation, Paragon Dynamics, Inc., a Colorado corporation ("PDI"), and Executive and the other shareholders of PDI identified on the signature page thereto, PDI is being merged with and into the Company, with the Company surviving the merger as a Delaware corporation named Paragon Dynamics, Inc. (the "Merger") (capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement); and

         WHEREAS, Company desires to employ Executive, and Executive desires to be employed by Company, on the terms and conditions contained in this Agreement. Executive will be substantially involved with Company's operations and management and will learn trade secrets and other confidential information relating to Company and its customers; accordingly, the noncompetition covenant and other restrictive covenants contained in Section 14 of this Agreement constitute essential elements hereof.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   Terms

     1. Definitions. The following words and phrases shall have the meanings set forth below for the purposes of this Agreement (unless the context clearly indicates otherwise):

          (a)   "Base Salary" shall have the meaning set forth in
Section 5.
          (b) "Board" shall mean the Board of Directors of Company or any successor thereto.

          (c) "Cause," as reasonably determined by the Board in good faith, shall mean Executive has --

               (1) willfully failed to perform his stated duties (including by omission) and not cured such failure (if curable) within 15 days of his receipt of written notice of the failure, which notice shall identify the duties not performed and shall request performance of such duties;

               (2) materially breached any provision of this Agreement and not cured such breach (if curable) within 15 days of his receipt of written notice of the breach, which notice shall identify the breach and shall request that such breach be cured (if curable);

               (3)   demonstrated his personal dishonesty in
     connection with his employment by the Company that may reasonably be expected to have a material adverse effect on the Company;

               (4) engaged in a breach of fiduciary duty that may reasonably be expected to have a material adverse effect on the Company;

               (5) willfully violated any law, rule or regulation, or final cease-and-desist order (other than minor traffic violations or similar offenses) that may reasonably be expected to have a material adverse effect on the Company; or

               (6) engaged in other serious misconduct of such a nature that may reasonably be expected to have a material adverse effect on the Company

          (d) "Disability" as reasonably determined by the Board in good faith, shall mean Executive's inability to perform his duties hereunder by reason of any physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not fewer than 6 months.

          (e)   "Good Reason" shall mean:

               (1) a material breach of this Agreement by Company which is not cured (if curable) by the Company within 15 days of its receipt of written notice of the breach, which notice shall identify the breach and shall request that such breach be cured (if curable);

               (2) without Executive's express written consent, the Board reduces Executive's Base Salary or the aggregate fringe benefits provided to Executive (except to the extent permitted pursuant to Section 5 or Section 6, respectively); provided, Executive resigns within 30 days after the change objected to; or

               (3) Company fails to obtain the assumption of this Agreement by any successor to Company.

          (f) "Principal Executive Office" shall mean Company's principal office for executives in the Denver, Colorado metropolitan area, presently located at 8 Inverness Drive East, Suite 108, Englewood, CO 80112.

          (g) "Termination Date" shall mean the date specified in the Termination Notice.

          (h)   "Termination Notice" shall mean a dated notice which:
(i) indicates the specific termination provision in this Agreement relied upon (if any); (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive's employment under such provision; (iii) specifies a Termination Date; and (iv) is given in the manner specified in Section 15(e).

     2. Employment. Company hereby employs Executive as Executive Vice-President, Chief Operating Officer and Treasurer and Executive hereby accepts such employment and agrees to render services to Company in such capacity (or in such other capacity in the future as the Board may reasonably deem equivalent to such position) on the terms and conditions set forth in this Agreement. Executive's primary place of employment shall be at the Principal Executive Office. It is understood that Executive may from time to time be reasonably required to travel in furtherance of or in connection with the business of Company.

     3. Term. Unless earlier terminated by Executive or Company as provided in Section 10 hereof, the term of Executive's employment under this Agreement shall commence on January 31, 2003 and terminate on January 31, 2007.

     4.   Duties.  Executive shall:

          (a) faithfully and diligently do and perform all such acts and duties, and furnish such services as are reasonably assigned to Executive as of the date this Agreement is signed, and such additional or different acts, duties and services as the Board may reasonably assign in the future; and

          (b) devote his full professional time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company, and shall not be employed by or participate or engage in or in any manner be a part of the management or operations of any business enterprise other than Company without the prior written consent of the Board, which consent may be granted or withheld in its sole discretion.

     5. Compensation. Company shall compensate Executive for his services at a minimum base salary of $ 143,600 per year ("Base Salary"), payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. Executive's Base Salary may be increased from time to time in such amounts as may be determined by the Board, but may not be decreased without Executive's express written consent (unless the decrease is pursuant to a general compensation reduction applicable to all, or substantially all, officers of Company). In addition to his Base Salary, Executive shall be entitled to receive such bonus payments as may be determined appropriate by the Board.

     6. Benefit Plans. Executive shall be entitled to participate in and receive benefits under any employee benefit plan or stock-based plan of Company, and shall be eligible for any other plans and benefits covering officers of Company, to the extent commensurate with his then duties and responsibilities fixed by the Board. Company shall not make any change in such plans or benefits which would adversely affect Executive's rights thereunder, unless such change affects all, or substantially all, officers of Company.

     7. Vacation. Executive shall be entitled to paid annual vacation in accordance with the policies established from time to time by the Board, which in no event shall be less than four weeks per annum. Regardless of what the Company's standard vacation policy may be, Executive shall not be entitled to extra cash payments for any vacation he does not utilize.

     8. Business Expenses. Company shall reimburse Executive or otherwise pay for all reasonable expenses incurred by Executive in furtherance of or in connection with the business of Company, including, but not limited to, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Board.

     9. Disability. In the event Executive incurs a Disability, Executive's obligation to perform services under this Agreement will terminate, and the Board may terminate this Agreement upon written notice to Executive.

     10.   Termination

          (a)   Termination without Salary Continuation.  In the event
(i) Executive terminates his employment hereunder other than for Good Reason, or (ii) Executive's employment is terminated by Company due to his Disability or death, or for Cause, the Executive shall be entitled to receive (1) the amounts due or accrued under Section 5 hereof to the date of termination, and
(2) reimbursement of expenses properly incurred but not yet reimbursed. Executive shall have no right to compensation or other benefits pursuant to this Agreement for any period after his last day of active employment.

          (b)   Termination with Salary Continuation.  In the event
(i) Executive's employment is terminated by Company for a reason other than Disability, death or Cause, or (ii) Executive terminates his employment for Good Reason, then Company shall:

               (1) pay Executive a severance amount equal to the lesser of (i) one-half (r) times Executive's Base Salary (determined without regard to any reduction in violation of Section 5) as of his last day of active employment, or (ii) the unpaid portion of Executive's Base Salary (determined without regard to any reduction in violation of Section 5) for the remainder of the term of this Agreement; the severance amount shall be paid in a single sum within 30 days following the Termination Date; and

               (2) maintain and provide to Executive, at no cost to Executive, for a period ending at the earliest of (i) the expiration of six months from Executive's last day of active employment; (ii) the date of Executive's full-time employment by another employer; or (iii) Executive's death, continued participation in all group insurance, life insurance, health and accident, disability, and other employee benefit plans in which Executive would have been entitled to participate had his employment with Company continued throughout such period, provided that such participation is not prohibited by the terms of the plan or by Company for legal reasons.

          (c) Termination Notice. Except in the event of Executive's death, a termination under this Agreement shall be effected by means of a Termination Notice.

     11. Withholding. Company shall have the right to withhold from all payments made pursuant to this Agreement any federal, state, or local taxes and such other amounts as may be required by law to be withheld from such payments.

     12. Assignability. Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any entity to which Company may transfer all or substantially all of its assets, if in any such case said entity shall expressly in writing assume all obligations of Company hereunder as fully as if it had been originally made a party hereto. Company may not otherwise assign this Agreement or its rights and obligations hereunder. This Agreement is personal to Executive and his rights and duties hereunder shall not be assigned except as expressly agreed to in writing by Company.

     13. Death of Executive. Any amounts due Executive under this Agreement (not including any Base Salary not yet earned by Executive) unpaid as of the date of Executive's death shall be paid in a single sum as soon as practicable after Executive's death to Executive's surviving spouse, or if none, to the duly appointed personal representative of his estate.

     14.   Restrictive Covenants.

          (a) Covenant Not to Compete. During the term of this Agreement and for a period of four years following the date of this Agreement, Executive shall not, directly or indirectly, in the United States
(i) engage in the business of providing information technology consulting services in satellite communications, software development, SETA, networking or database storage and management for the Intelligence Community (as defined by www.intelligence.gov) currently consisting of 14 executive branch agencies and organizations (the "Business"), (ii) be or become a stockholder, partner, owner, officer, director or employee of, or a consultant to, any person or entity engaging in such activities; (iii) solicit the employment of any person who is an employee of Company as of the Termination Date; (iv) hire or employ any person who is an employee of Company as of the Termination Date, or (v) solicit any Person who is a client or customer of the Company, Zanett or any of their affiliates to sell such Person services competitive with those being offered by the Company, Zanett or any of their affiliates; Notwithstanding anything herein to the contrary, nothing herein shall prohibit Executive from owning, as a passive investor, in the aggregate not more than five percent (5%) of the outstanding shares of capital stock or other beneficial ownership interests of any entity (other than a successor in interest to Company) engaged in the Business; provided, however, that if (1) Executive's employment is terminated by Company for a reason other than Disability, death or Cause, or (2) Executive terminates his employment for Good Reason, the restrictions contained in this Section 14(a) shall apply for a period ending on the later of (A) a date which is one year from the Termination Date or date of resignation for Good Reason and (B) a date which is one year from the date that it is determined pursuant to Section 3.4(d) of the Merger Agreement that Executive is not entitled to receive a Contingent Cash Payment (as defined in the Merger Agreement).

          (b) Confidentiality. Executive acknowledges a duty of confidentiality owed to Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of Company, Zanett or any of their affiliates obtained or acquired by him while so employed. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, Company books, records, files and know-how acquired while an employee of Company are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or premises or made use of other than in pursuit of Company's business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against Company and, upon termination of employment for any reason, Executive shall deliver to Company, without further demand, all copies thereof which are then in his possession or under his control.

          (c) Inventions and Improvements. Executive shall promptly communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Executive acknowledges that all such ideas, discoveries, inventions, and improvements which heretofore have been or are hereafter made, conceived, or reduced to practice by him at any time during his employment with Company heretofore or hereafter gained by him at any time during his employment with Company are the property of Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, and improvements to Company for its sole use and benefit, without additional compensation. The provisions of this Section 14(c) shall apply whether such ideas, discoveries, inventions, or improvements were or are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. Executive shall, upon request of Company, but at no expense to Executive, at any time during or after his employment with Company, sign all instruments and documents reasonably requested by Company and otherwise coop-erate with Company to protect its right to such ideas, discoveries, inventions, or improvements including applying for, obtaining, and enforcing patents and copyrights thereon in such countries as Company shall determine.

          (d) Breach of Covenant. Any breach or violation of the provisions in this Section 14 by Executive will result in forfeiture by Executive and all other persons of all rights to any further payments or benefits under this Agreement, and in such event Company shall have no further obligation to pay any amounts related thereto. Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 14 and that Company, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including injunctions and specific performance, in any court of competent jurisdiction. If any of the provisions of this Section 14 are held to be in any respect unenforceable, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable.

     15.   Miscellaneous

          (a) Amendment. No provision of this Agreement may be amended unless such amendment is signed by Executive and such officer as may be specifically designated by the Board to sign on Company's behalf.

          (b) Prior Employment. Executive represents and warrants that his acceptance of employment with Company has not breached, and the performance of his duties hereunder will not breach, any duty owed by him to any prior employer or other person.

          (c) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, and administrators.

          (e) Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

     If to the Company:
     ------------------

          Paragon Dynamics, Inc.
          8 Inverness Drive East, Suite 108
          Englewood, CO 80112

     With a copy to:
     ---------------

          Zanett, Inc.
          135 E. 57th Street, 15th Floor
          New York, NY 10022
          Attn: Chief Legal Officer
          Fax: (212) 753-5304

     If to the Executive:
     --------------------

          C/O Paragon Dynamics, Inc.
          8 Inverness Drive East, Suite 108
          Englewood, CO 80112
          Attn: Roger D. Stapleton

          (f) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof.

          (g) Governing Law. The internal law, without regard for conflicts of law principles, of the State of Colorado will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

          (h)   Consent to Jurisdiction. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Colorado in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Colorado.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                    PARAGON DYNAMICS, INC.


                                    By:
                                       -------------------------------------


                                    Title:
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                                    EXECUTIVE



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